    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 1996

                            REGISTRATION NO. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               ------------------


                              COGNIZANT CORPORATION
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                            06-1450569
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)


                                 200 NYALA FARMS
                               WESTPORT, CT 06880
    (Address, including zip code, of Registrant's principal executive office)



                              COGNIZANT CORPORATION
                                  SAVINGS PLAN
                            (Full title of the Plan)
                         -------------------------------



                                STEPHEN J. BOATTI
                            ASSOCIATE GENERAL COUNSEL
                              COGNIZANT CORPORATION
                                 200 NYALA FARMS
                               WESTPORT, CT 06880
                                 (203) 222-4200
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)


                                   COPIES TO:
                              JOEL S. HOFFMAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000
                         -------------------------------





                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                          PROPOSED            PROPOSED
                                                        AMOUNT TO         MAXIMUM              MAXIMUM             AMOUNT OF
                                                           BE          OFFERING PRICE         AGGREGATE          REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED            REGISTERED       PER SHARE(A)     OFFERING PRICE (A)         FEE (A)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share                      600,000        $3.69             $2,214,000              $671
==================================================================================================================================


(a) Pursuant to Rule 457(h)(i) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the book value per share.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. Incorporation of Documents by Reference

      The Registration Statement on Form 10, as amended, previously filed by Cognizant Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is hereby incorporated by reference in this Registration Statement.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

      Not required.

ITEM 5. Interests of Named Experts and Counsel

      None.

ITEM 6. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      The Company's Restated Certificate of Incorporation provides that the Company shall indemnify directors and officers to the fullest extent permitted by the laws of the State of Delaware. The Company's Restated Certificate of Incorporation also provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

      The indemnification rights conferred by the Restated Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

ITEM 7. Exemption from Registration Claimed

      Not applicable.

ITEM 8. Exhibits

         The following exhibits are filed as part of this Registration
         Statement:

         4.1      Restated Certificate of Incorporation of the Company (filed as
                  Exhibit 3.1 to the Company's Registration Statement on Form 10, File No. 001-12275 (the "Form 10") and incorporated herein by reference).


         4.2      Amended and Restated By-laws of the Company (filed as Exhibit
                  3.2 to the Form 10 and incorporated herein by reference).


         5.       Opinion of Simpson Thacher & Bartlett


         23.1     Consent of Coopers & Lybrand LLP


         23.2     Consent of Simpson Thacher & Bartlett (included in Exhibit 5)


         24 Power of Attorney (included on the signature pages of this Registration Statement)


ITEM 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on this 9th day of October, 1996.



COGNIZANT CORPORATION
    (Registrant)


By  /s/ Robert E. Weissman
    ------------------------------------
    Chairman and Chief Executive Officer




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Boatti, Jared T. Finkelstein and Susan H. Reynolds and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                 SIGNATURE                                   TITLE                                          DATE
                 ---------                                   -----                                          ----

      /s/ Robert E. Weissman                  Chairman and Chief Executive Officer                     October 9, 1996
 ------------------------------------------
            Robert E. Weissman                (principal executive officer)

        /s/ Victoria R. Fash                  Executive Vice President and Chief Financial             October 9, 1996
 ------------------------------------------
             Victoria R. Fash                 Officer (principal financial and accounting
                                              officer)

        /s/ Stephen J. Boatti                 Director                                                 October 9, 1996
 ------------------------------------------
             Stephen J. Boatti


      /s/ Jared T. Finkelstein                Director                                                 October 9, 1996
 ------------------------------------------
           Jared T. Finkelstein

       /s/ Susan H. Reynolds                  Director                                                 October 9, 1996
 ------------------------------------------
             Susan H. Reynolds

                      INDEX TO EXHIBITS

Exhibit                                                      Sequentially
Number                   Description                         Numbered Page


4.1      Restated Certificate of Incorporation of the
         Company (filed as Exhibit 3.1 to the Company's
         Registration Statement on Form 10, File No.
         001-12275 (the "Form 10") and incorporated herein by reference).


4.2 Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Form 10 and incorporated herein by reference).



5.       Opinion of Simpson Thacher & Bartlett


23.1     Consent of Coopers & Lybrand LLP


23.2     Consent of Simpson Thacher & Bartlett (included in
         Exhibit 5)


24 Power of Attorney (included on the signature pages of this Registration Statement)